EXHIBIT 3.(i)


                            ARTICLES OF INCORPORATION
                                       OF
                             BISON INSTRUMENTS, INC.

                                      * * *

            We, the undersigned, for the purpose of forming a corporation under and pursuant to Chapter 301 of the Minnesota Statutes of 1945, and laws amendatory thereof and supplementary thereto, do hereby associate ourselves as a body corporate and adopt the following Articles of Incorporation:

                                    ARTICLE I

            The name of this corporation is BISON INSTRUMENTS, INC.

                                   ARTICLE II

            The location and post office address of the registered office of this corporation if 901 Parkview Terrace, Minneapolis, Minnesota.

                                   ARTICLE III

            The period of duration of this corporation shall be perpetual.

                                   ARTICLE IV

            This corporation shall have and enjoy general business purposes and powers.

                                    ARTICLE V

            The amount of stated capital with which this corporation shall begin business is at least One Thousand Dollars ($1,000.00).

                                   ARTICLE VI

            The authorized capital of this corporation shall consist of 2,500 shares of common stock with no par value. Said shares shall be issued from time to time for such consideration of money, property and/or services as the Board of Directors will from time to time prescribe. Voting by shareholders shall not be cumulative; nor shall shareholders have pre-emptive subscription rights as to any subsequent issue of stock of the corporation.

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                                   ARTICLE VII

            The names and post office addresses of the Incorporators are as follows:

            Axel M. Fritz               901 Parkview Terrace
                                        Minneapolis, Minnesota

            Clark Johnston              60 Pinecroft Road
                                        Weston, Massachusetts

            Harold M. Mooney            4331 Longfellow Avenue South
                                        Minneapolis, Minnesota

            Bernard E. Sellent          Box 184
                                        Almena, Wisconsin

            Jay M. Woldenberg


                                  ARTICLE VIII

            The names and post offices addresses of the First Directors are as follows:

            Axel M. Fritz               901 Parkview Terrace
                                        Minneapolis, Minnesota

            Clark Johnston              60 Pinecroft Road
                                        Weston, Massachusetts

            Harold M. Mooney            4331 Longfellow Avenue South
                                        Minneapolis, Minnesota

            Bernard E. Sellent          Box 184
                                        Almena, Wisconsin

            Jay M. Woldenberg

            Said Directors shall hold office until the annual meeting of shareholders in 1969, and until their successors will have been elected.

                                   ARTICLE IX

            The management of the business and properties of this corporation shall be vested in a Board of Directors, to be comprised of such number of Directors and to be annually elected

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


at such time and place as will be fixed in the By-Laws of the corporation, but always in conformity with law.

                                    ARTICLE X

            The holders of a majority of the outstanding shares of the corporation shall have power to authorize the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation, including its good will; to amend the Articles of Incorporation; and to adopt or reject an agreement of consolidation or merger.

                                   ARTICLE XI

            The Board of Directors shall have power to adopt By-Laws for the governance of this corporation and a corporate seal.

            IN WITNESS WHEREOF, we have hereunto set our hands this 29th day of December, 1967.

In the presence of:


George F. Reilly                    /s/ Axel M. Fritz
----------------                    ------------------------
                                    Axel M. Fritz

                                    /s/ Clark Johnson
----------------                    ------------------------
                                    Clark Johnson

                                    /s/ Harold M. Mooney
----------------                    ------------------------
                                    Harold M. Mooney

                                    /s/ Bernard E. Sellent
----------------                    ------------------------
                                    Bernard E. Sellent

                                    /s/ Jay M. Woldenberg
----------------                    ------------------------
                                    Jay M. Woldenberg

STATE OF MINNESOTA      )
                        )           ss.
COUNTY OF HENNEPIN      )

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


            On this 29th day of December, 1967, before me, a Notary Public within and for Hennepin County, Minnesota, personally appeared Axel M. Fritz, Harold M. Mooney, and Bernard E. Sellent, to me known to be the persons named in and who executed the foregoing Articles. Being first duly sworn by me, they acknowledged that they executed the said Articles as their free act and deed and for the purposes therein expressed.


/s/ George F. Reilly
---------------------------
George F. Reilly
Notary Public, Hennepin County, Minn.
My Commission Expires Feb. 7, 1972.

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             BISON INSTRUMENTS, INC.

            We, the undersigned, Axel M. Fritz and Orrin Grangaard, respectively the President and the Secretary of Bison Instruments, Inc., a corporation existing under the Minnesota Business Corporations Act, do hereby certify that at the annual meeting of the Shareholders of said corporation, duly held on February 14, 1969, the following resolution was presented and unanimously adopted:

            "RESOLVED, by the shareholders of Bison Instruments, Inc. that its Articles of Incorporation be, and they same hereby are, amended in the following respects, to-wit:

1.          By striking out and annulling Article II thereof, presently reading:

            'The location and post office address of the registered office of this corporation is 901 Parkview Terrace, Minneapolis, Minnesota.'

            and by substituting in lieu of said stricken Article, the following:

            "The location and post office address of the registered office of this corporation is 3401 48th Avenue North, Minneapolis, Minnesota."

2. By striking out and annulling the first sentence of Article VI thereof, presently reading:

            "The authorized capital of this corporation shall consist of 2,500 shares of common stock with no par value."

            and by substituting in lieu of said stricken sentence, the following:

            "The authorized capital of this corporation shall consist of 1,000,000 shares of common stock of the par value of $.01 each."

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2.          By adding as Article XII thereof, the following:

            "'The corporation is hereby expressly authorized and empowered, from time to time, by resolution of its Board of Directors, to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, rights or options entitling the holders or owners thereof to purchase or acquire from the corporation any shares of its capital stock of any class or classes or other securities, whether now or hereafter authorized, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares or other securities may be purchased or acquired from the corporation upon the exercise of any such rights or options shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and set forth or incorporated by reference in the warrants or other instruments evidencing such rights or options, and as shall be permitted by law. The Board of Directors is hereby authorized and empowered to authorize the creation and issue of any such rights or options and any such warrants or other instrument from time to time, for such consideration as the Board of Directors may determine. Any and all shares of stock which may be purchased or acquired or issued upon the exercise of any such right or option, shall be deemed fully paid stock and not liable to any further call or assessment thereon, or partly paid and liable to further call or assessment, as the terms of the warrants or other instruments evidencing such rights or options shall provide. Except as otherwise provided by law, the Board of Directors shall have full power and discretion to prescribed and regulate from time to time the procedure to be following in, and all other matters concerning, the creation, issue and exercise of any such rights and options and such warrants or other instruments, and the setting aside of stock or other securities for the purpose thereof, and the issuance of such stock or other securities upon the exercise thereof."

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


            "RESOLVED FURTHER, that the President or Vice President and the Secretary or Treasurer of the corporation be, and they hereby are, authorized and directed to execute and file an appropriate certificate embodying the foregoing amendments and to take all other steps required by law to perfect the same."

            IN WITNESS WHEREOF, we have subscribed our names and caused the corporate seal of said corporation to be hereto affixed this 27th day of February, 1969.

In the Presence of:                 /s/ Axel M. Fritz
                                    --------------------------
                                    Axel M. Fritz, President

/s/ Peter F. Graske
--------------------------
                                    /s/ Orrin Grangaard
                                    --------------------------
                                    Orrin Grangaard, Secretary

/s/ Janet Prince
--------------------------

STATE OF MINNESOTA      )
                        )           ss
COUNTY OF HENNEPIN      )

            On this 27th day of February, 1969, before me, a Notary Public in and for Hennepin County, Minnesota, personally appeared Axel M. Fritz and Orrin Grangaard, to me personally known to be respectively the President and Secretary of BISON INSTRUMENTS, INC. and the persons who subscribed the foregoing Articles of Amendment of its Articles of Incorporation. Being first duly sworn by me, they acknowledged that they executed said Articles of Amendment pursuant to authorization by the shareholders of said corporation and for the uses and purposes in said Articles of Amendment set forth; that the seal affixed to said Articles of Amendment is the true seal of said corporation; and that they executed said Articles of Amendment in their said respective official capacities as their own free act and deed and as the free act and deed of said corporation.


/s/ George F. Reilly
--------------------------
GEORGE F. REILLY
Notary Public, Hennepin County, Minn.
My Commission Expires Feb. 7, 1972.

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                            CERTIFICATE OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                           OF BISON INSTRUMENTS, INC.

            We, the undersigned, respectfully the president and secretary of Bison Instruments, Inc., a corporation organized under the provisions of Chapter 301, Laws of Minnesota, known as the Minnesota Business Corporations Act, do hereby certify that a special meeting of the shareholders of said corporation which was held at the Board of Directors Room, Northwestern National Bank, Minneapolis, Minnesota on the 10th day of August, 1981, pursuant to notice and call of the meeting to the shareholders. A quorum of the shareholders was determined to be present and the meeting was duly called to order. The following resolution was thereafter presented and adopted by a vote of the shareholders:

RESOLVED, that Article VI of the Articles of Incorporation are hereby amended so as to read as follows:

ARTICLE VI

The authorized capital of this corporation shall consist of two million (2,000,000) shares of common stock of the par value of ten cents ($.10) each and with voting rights of one vote per share.

/s/ Bart Hazleton
--------------------------
Bart Hazleton, President

/s/ David A. Bailly
--------------------------
David A. Bailly, Secretary


STATE OF MINNESOTA      )
                        )           ss
COUNTY OF HENNEPIN      )

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


On this 8th day of September, 1981, personally appeared before me Bart Hazleton and David A. Bailly, president and secretary, respectfully, of Bison Instruments, Inc., duly organized under the laws of the state of Minnesota, and they acknowledge to me that they are the president and secretary, respectfully, of the above mentioned corporation, and that they do certify that the resolutions set forth hereinabove were duly adopted at a special meeting of the shareholders of Bison Instruments, Inc., held on August 10, 1981, and that, further, said Bart Hazleton and David A. Bailly acknowledge execution of this Certificate and Amendment of their own free act and deed.


/s/ Robert L. McCollum
--------------------------
Robert L. McCollum
Notary Public, Hennepin County, Minn.
My Commission Expires May 20, 1982.

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                            CERTIFICATE OF AMENDMENT
                       OF THE ARTICLES OF INCORPORATION OF
                BISON INSTRUMENTS, INC., A MINNESOTA CORPORATION

We, the undersigned, Bart C. Hazleton, President and Kenneth J. Abdo, Secretary

of Bison Instruments, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota, do hereby certify that at a meeting of the Shareholders of this Company, held pursuant to due call according to law for that purpose, on the 19th day of February, 1991, at the Ambassador

Hotel, Minneapolis, Minnesota, the following resolution was adopted:


BE IT RESOLVED, that the Articles of Incorporation of Bison Instruments, Inc. be amended to add a new Article XIII to read as follows:

            (A) No director of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this provision becomes effective.

            (B) The provisions of this Article XIII shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article XIII.

            (C) If the Minnesota Statutes hereafter are amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a director of the Corporation, shall be eliminated or limited to the fullest extent permitted by the Minnesota Statutes, as so amended."

/s/ Bart C. Hazleton
--------------------------
Bart C. Hazleton, President


/s/ Kenneth J. Abdo
--------------------------

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


Kenneth J. Abdo, Secretary

STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF HENNEPIN      )


            The foregoing instrument was acknowledged before me this 19th day of February, 1991 by Kenneth J. Abdo, Secretary of Bison Instruments, Inc.


/s/ Janice K. Hanson
--------------------------
Janice K. Hanson
Notary Public, Minnesota
HENNEPIN COUNTY
My Commission Expires Feb. 2, 1997

STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF HENNEPIN      )

            The foregoing instrument was acknowledged before me this 3rd day of April, 1991 by Bart C. Hazleton, President of Bison Instruments, Inc.


/s/ Stefan Ingvarsson
--------------------------
Stefan Ingvarsson
Notary Public, Minnesota
ANOKA COUNTY
My Commission Expires June 12, 1995

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                            CERTIFICATE OF AMENDMENT
                       OF THE ARTICLES OF INCORPORATION OF
                BISON INSTRUMENTS, INC., A MINNESOTA CORPORATION

We, the undersigned, Lawrence M. Martin, General Manager and Kenneth J. Abdo,

Secretary of Bison Instruments, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota, do hereby certify that at a meeting of the Shareholders of this Company, held pursuant to due call according to law for that purpose, on the 4th day of March, 1998, at 5610

Rowland Road, Minneapolis, Minnesota, the following resolution was adopted:


BE IT RESOLVED, that Article VI of the Articles of Incorporation of Bison Instruments, Inc. be amended and replaced by a new Article VI to read as follows:

ARTICLE VI

The aggregate number of shares of stock which this Company shall have the authority to issue is sixty million (60,000,000) shares. The stock of this Company shall be a single class of common stock, par value ten (.10) cents per share. The Board of Directors may from time to time establish by resolution additional or different classes or series of shares and may fix the rights and preferences of said shares in any class or series. The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effect share dividends, divisions or combination, splits or conversion of its outstanding shares. No holder or stock shall have any preferential preemptive or other right of subscription to any shares or any class or series of shares of stock of this Company allotted or sold or to be allotted or sold as now, or hereafter be authorized, or to any obligations or securities convertible into any class of series of stock of this Company, nor any right of subscription to any part thereof. No shareholder shall be entitled to any cumulative voting rights. Said shares shall be issued from time to time for such consideration of money, property or services as the Board of Directors from time to time prescribe."


/s/ Lawrence M. Martin
--------------------------
Lawrence M. Martin, General Manager

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STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF HENNEPIN      )

            The foregoing instrument was acknowledged before me this 27th day of March, 1998 by Lawrence M. Martin, General Manager of Bison Instruments, Inc.


/s/ Renae Toov
--------------------------
Renae Toov
Notary Public, Minnesota
HENNEPIN COUNTY
My Commission Expires Jan. 31, 2000

STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF HENNEPIN      )

            The foregoing instrument was acknowledged before me this 13th day of March, 1998 by Kenneth J. Abdo, Secretary of Bison Instruments, Inc.


/s/ Theresa E. Abdo
--------------------------
Theresa E. Abdo
Notary Public, Minnesota
HENNEPIN COUNTY
My Commission Expires Jan. 31, 2000

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